UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 22, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
          On August 22, 2007, Mercantile Bancorp, Inc. announced in a press release that its board of directors declared a quarterly cash dividend of 9 cents per share at its regular meeting on August 21, 2007. The dividend is payable on September 15, 2007 to shareholders of record at the close of business on September 1, 2007.
     The full text of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events
          The Company also announced in the press release that the acquisition of First Charter Corporation by Fifth Third Bancorp will have a positive financial impact for Mercantile. The company owns 164,012 shares of First Charter Corporation, received from the sale of its stake in GBC Bancorp, Inc. in November 2006, when First Charter acquired GBC. Mercantile received cash and First Charter stock in that transaction. Based on the terms disclosed by Fifth Third and First Charter, shareholders will receive $31 per share. For Mercantile, this should represent more than a $1 million gain on its $4 million First Charter investment. Fifth Third has announced it will pay First Charter shareholders using 70% Fifth Third common stock and 30% cash. Fifth Third reports that it expects the sale to close in first quarter 2008.
     The full text of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Exhibits
          (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on August 22, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: August 22, 2007

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